Exhibit 99.6

Q&K International Group Limited

Suite 1607, Building A

No.596 Middle Longhua Road

Xuhui District, Shanghai, 200032

People’s Republic of China

October 7, 2019

VIA EDGAR

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Q&K International Group Limited – Registration Statement on Form F-1
Representation under Item 8.A.4 of Form 20-F (“Item 8.A.4”)

Q&K International Group Limited, a foreign private issuer incorporated in the Cayman Islands (the “Company”), is making this representation in connection with the Company’s filing on the date hereof of its registration statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering in the United States of the Company’s Class A ordinary shares to be represented by American depositary shares (“ADSs”).

The Company has included in the Registration Statement its audited consolidated financial statements as of September 30, 2017 and September 30, 2018 and for each of the two fiscal years ended September 30, 2017 and 2018.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, as amended and effective on November 5, 2018, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1.     The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.

2.     Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company.

3.    The Company does not anticipate that its audited financial statements for the fiscal year ended September 30, 2019 will be available until mid-January 2020.

4.    In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this representation as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4.

Q&K International Group Limited

/s/ Guangjie Jin
By:	Guangjie Jin
Title:	Chairman of the Board of Directors and Chief Executive Officer

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